Exhibit 10.2

SECOND AMENDED AND RESTATED TERM NOTE

$4,600,000.00

March 31, 2011

FOR VALUE RECEIVED, the undersigned, UNILENS CORP. USA, a Delaware corporation and UNILENS VISION SCIENCES INC., a Delaware corporation (jointly and severally, “Maker”), promise to pay to the order of REGIONS BANK, an Alabama banking corporation (“Lender”), in lawful money of the United States of America, in immediately available funds, at the principal office of Lender at 100 North Tampa Street, Suite 3100, Tampa, Florida 33602, or at such other location as the Lender may designate from time to time, the principal sum of Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000.00) or so much thereof which may be advanced by Lender in accordance with the terms of the Credit and Security Agreement dated as of November 9, 2009, as modified by that certain Joinder Agreement and First Amendment to Credit and Security Agreement dated as of August 12, 2010, as further modified by that certain Second Amendment to Credit and Security Agreement dated as of the date hereof between Lender and Maker (as amended, “Loan Agreement”), together with interest thereon, as described below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Loan Agreement.

This Note shall bear interest on the daily outstanding balance of principal at a variable rate per annum, calculated on a 365/360 basis, equal to (i) the LIBOR Rate plus four and one quarter percent (4.25%) if the Fixed Charge Coverage Ratio is less than 1.75 to 1.00, or (ii) the LIBOR Rate plus three and three quarters percent (3.75%) if the Fixed Charge Coverage Ratio is equal to or greater than 1.75 to 1.00, such LIBOR Rate to change automatically from time to time, but not more often than once per month. Notwithstanding the foregoing, in no event shall the interest rate hereunder be less than four and three quarters percent (4.75%) per annum; provided, however, such foregoing minimum rate shall not be applicable during any time that Swap Documents (as hereinafter defined) are in effect. Any necessary change to the interest rate spread shall occur within thirty (30) days after Lender’s receipt of Maker’s required financial reporting requirements.

The principal and interest under this Note shall be payable as follows:

(i) a principal payment in the amount of Fifty-Four Thousand Seven Hundred Sixty-Two and No/100 Dollars ($54,762.00) plus all accrued and unpaid interest shall be due and payable beginning on April 19, 2011 and continuing on the nineteenth (19th) of each calendar month thereafter (each a “Payment Date”); and

(ii) The entire outstanding unpaid principal balance of this Note, together with accrued and unpaid interest and any other amounts due under this Note, the Loan Agreement and the other Loan Documents shall be due and payable on January 19, 2015 (“Maturity Date”).

Notwithstanding the foregoing, Borrower shall, within ninety (90) days of the end of each fiscal quarter, make a principal payment in an amount equal to one hundred percent (100%) of Excess EBIDAR; provided, however, such principal payment shall not cause the outstanding principal balance of the loan to be less than the most recent notional value of the interest rate swap pursuant to the Swap Documents.

Interest on the indebtedness evidenced by this Note shall accrue and be calculated on a 365/360 basis; that is by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

For purposes of this Note, the following terms shall have the following meanings:

“Interest Period” means, with respect to the initial Interest Period hereunder, the period commencing on the date funds are advanced on the Original Note (as hereinafter defined) and, with respect to any subsequent Interest Period hereunder, the period commencing on the last day of the immediately preceding Interest Period, and in any case ending on the day numerically corresponding to the date funds are advanced on this Note in the first month thereafter; provided that any Interest Period which begins on a day of a calendar month for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last day of the appropriate subsequent calendar month.

“LIBOR Business Day” shall mean a day on which the office of Lender at which payments on the Loan are to be made is open for business and on which dealings in U.S. dollar deposits are carried out in the London Interbank market.

“LIBOR Rate” shall mean, with respect to any Interest Period, the rate for deposits in U.S. dollars for a period comparable to the terms of such Interest Period which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London, England time on the day (the “Pricing Date”) that is two LIBOR Business Days preceding the first day of such Interest Period, as such rate is published on the Business Day next following the Pricing Date in the Money Market Section of The Wall Street Journal. If such rate cannot be so determined for any reason, Lender will request the principal London office of at least two banks to provide a quotation of its rate for deposits in U.S. dollars for a period comparable to the applicable quotations.

This Note is the Term Note referred to in, and issued pursuant to, the Loan Agreement, the terms of which are incorporated herein by reference. The Loan Agreement contains provisions for, among other things, the acceleration of the stated maturity of this Note upon the happening of certain stated events set forth therein.

Maker does hereby authorize and instruct Lender to debit and draft maker’s checking account maintained with Lender bearing account number 0123277386 (and/or any other accounts maintained with Lender) for all payments and amounts due to Lender monthly hereunder, as the monthly payments hereunder may vary from month to month.

The principal amount of this Note may be prepaid in whole or in part at any time without penalty. Early payments will not, unless agreed to by Lender in writing, relieve Maker of Maker’s obligation to make payments under the payment schedule.

In the event this Note is not paid in full on the Maturity Date, the amount due hereunder shall bear interest at a rate per annum equal to the interest rate calculated pursuant to the second paragraph hereof, plus an additional plus two percent (2.00%), such interest rate to change automatically from time to time, payable on demand. The aforesaid interest rate shall continue to apply whether or not judgment shall be entered on this Note.

If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or on any other day on which Lender’s offices in Birmingham, Alabama or such other office designated by Lender, are not open for business, such payment shall be made on the preceding Business Day.

If any payment is 15 or more days late, Maker will be charged a late fee equal to five percent (5.00%) of the unpaid portion of such payment.

In no contingency or event whatsoever shall the interest rate charged hereunder exceed the highest rate permissible under applicable state and federal law. In the event Lender has received interest hereunder in excess of the highest allowed rate, Lender shall promptly refund such excess to Maker.

All payments received by Lender hereunder shall be applied first to unpaid interest, second to the principal balance hereof and third to other charges payable by Maker.

The Term Loan made by Lender to Maker pursuant to the Loan Agreement and all payments and prepayments on account of the principal and interest thereof shall be recorded by Lender on the Term Loan Account which account statements, absent manifest error, shall be conclusive and binding on Maker; provided, however, that the failure of Lender to make any such recordation shall not limit or otherwise affect the obligation of Maker hereunder.

If Maker fails to pay any portion of the amounts due hereunder when due and payable or if Maker fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained herein, in the Loan Agreement, in the Revolving Credit Note, in the Swap Documents or in any of the Other Agreements, it shall be an Event of Default hereunder.

Maker hereby waives presentment, demand, protest and notice of any kind in connection with this Note.

This Note shall bind Maker and its successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns. All references herein to the “Maker” and “Lender” shall be deemed to apply to Maker and Lender, respectively, and their respective successors and assigns.

Maker covenants and agrees that it will maintain in full force and effect that certain ISDA Master Agreement between Maker and Lender, or its affiliate, and all swap documents, and related agreements, together with any related schedules and confirmations entered into now or in the future (being collectively referred to as the “Swap Documents”), and promptly pay and perform all of its obligations under the Swap Documents. The payment of the Note, and the payment and performance of Maker’s obligations under the Swap Documents are hereby secured by the Loan Agreement and other related security instruments and all Swap Documents are deemed to be part of the Loan Documents. A default under any of the Swap Documents shall be a default under the Note, the Loan Agreement, and all security instruments related thereto. Notwithstanding any language contained in such documents, Maker shall not prepay the Note, or any indebtedness without simultaneously paying all sums due under the Swap Documents attributable or arising from such prepayment.

To the extent permitted by applicable law, Maker hereby grants to Lender and Lender reserves a right of setoff in all Maker’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Maker holds jointly with someone else and all accounts Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Maker authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

Maker hereby consents and agrees, without notice from Lender, to any extension of payment or waiver thereof with respect to this Note.

This Note, for all purposes, shall be governed by, and construed in accordance with, the laws of the State of Florida. In the event any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

The obligations of each person and entity comprising Maker shall be joint and several. The unenforceability or invalidly of any provision of this Note as to any entity or circumstance shall not render that provision unenforceable or invalid as to any other entity or circumstance and all provisions hereof, in all other respects shall remain valid and enforceable.

WAIVER OF JURY TRIAL. NO PARTY TO THIS NOTE OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAW SUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, ANY RELATED AGREEMENT OR INSTRUMENT, ANY SECURITY FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Maker hereby agrees that this is a renewal of that certain Term Note dated November 9, 2009, as renewed pursuant to that certain Amended and Restated Term Note dated as of August 12, 2010 (“Original Note”) from Maker to Lender (“Obligation”) and not a refinance of said Obligation. Maker further acknowledges and agrees that the Obligation has remained and shall continue without interruption or derogation of the security interest granted in connection therewith.

IN WITNESS WHEREOF, Maker has executed this Note on the date first above written.

UNILENS CORP. USA, a Delaware corporation

By:	/s/ Michael J. Pecora
Michael J. Pecora President and CEO

UNILENS VISION SCIENCES INC., a Delaware corporation

By:	/s/ Joan L. Yori
Joan L. Yori Vice President

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